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                                                                    EXIHBIT 99.1


[BELLWETHER LOGO]                                       [MISSION RESOURCES LOGO]
                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE                                                   CONTACT:
  May 16, 2001                    Lance L. Weaver - Director, Investor Relations
                                                          AND FINANCIAL ANALYSIS
                                                       weaverl@bellwetherexp.com
                                                                  (713) 495-3061


                        BELLWETHER EXPLORATION ANNOUNCES
                     COMPLETION OF MERGER WITH BARGO ENERGY

HOUSTON - Bellwether Exploration Company (Nasdaq: BELW) today announced the completion of its merger with Bargo Energy Company (OTC: BARG) in accordance with the agreement and plan of merger signed by the parties on January 24, 2001. The purchase price, including assumed indebtedness, was approximately $220 million. Bellwether paid approximately $139 million, or $1.26 per share, composed of $0.45 per share in cash and $0.81 per share in Bellwether common stock, for Bargo's fully diluted common stock, and about $61 million for Bargo's preferred stock, including accrued dividends. The transaction was accounted for by Bellwether under the "purchase" method of accounting.

Bellwether's stockholders approved the merger at an annual meeting held this morning, and Bargo's shareholders approved the merger by written consent. Bellwether's stockholders also approved the following items:

     o an increase in the number of shares of Bellwether common stock reserved for issuance under Bellwether's 1996 Stock Incentive Plan by 2.0 million shares;

     o  the election of eight persons to Bellwether's board of directors; and

     o  the selection of KPMG LLP as Bellwether's auditors.

In connection with the merger, Bellwether changed its name to Mission Resources Corporation and its NASDAQ ticker symbol to MSSN. Shares of Mission Resources will begin trading under the new ticker symbol on Thursday, May 17, 2001.


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In accordance with the terms of the merger agreement, Vincent H. Buckley, A. K.
McLanahan, Townes G. Pressler and Dr. Jack Birks have resigned from the board of directors of Mission Resources Corporation, and the number of members constituting the board of directors has been reduced to seven from eight. The remaining directors appointed Jonathan M. Clarkson, Tim J. Goff and D. Martin Phillips to fill the three vacancies created by the resignations.

The board of directors also appointed the following persons as executive officers of Mission Resources:

Douglas G. Manner          Chairman of the Board and Chief Executive Officer
Jonathan M. Clarkson       President and Chief Financial Officer
Daniel P. Foley            Senior Vice President--Corporate Finance
Joseph G. Nicknish         Senior Vice President--Operations and Exploitation
Kent A. Williamson         Senior Vice President--Planning and Exploration

Bellwether adjourned its meeting for the purpose of continuing to solicit votes to amend its certificate of incorporation to increase the number of authorized shares of its capital stock. Amendment of its certificate of incorporation requires the approval of more than 50% of Bellwether's shares of common stock. As of the meeting, the amendment to the certificate of incorporation had been approved by holders of 49.5% of Bellwether's common stock. Of those stockholders voting, less than 1% voted against the amendment. The meeting was continued to Friday, May 18, 2001 at 10:00 a.m., Houston, Texas time, at Bellwether's executive offices at 1331 Lamar, Suite 1455, Houston, Texas 77010. Postponing the meeting with respect to this matter does not affect the other matters acted on at the meeting, including approval of the merger with Bargo.

Mission Resources Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas with oil and gas properties located in three core areas: the onshore Gulf Coast, the Gulf of Mexico and the Permian Basin.

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This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties are described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.